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                                                                    EXHIBIT 99.1


(SELECTICA LOGO)                                                    (IMANY LOGO)

                         SELECTICA TO MERGE WITH I-MANY,
                    AN ENTERPRISE CONTRACT MANAGEMENT LEADER

               COMBINED COMPANY TO TARGET EXPANDING OPPORTUNITIES
               IN THE BUY AND SELL SIDE CONTRACT COMPLIANCE MARKET

SAN JOSE, CA, AND EDISON, NJ, DECEMBER 3, 2004 -- Selectica, Inc. (Nasdaq:
SLTC), a leading provider of solutions for automating the sales Opportunity-to-Order process, and I-many, Inc., (Nasdaq: IMNY), a leading provider of advanced business solutions for Enterprise Contract Management and Corporate Commitments, today announced that they have entered into a definitive agreement to merge. The combined company will have a comprehensive suite of products designed to lead the emerging multi-billion dollar market for automating revenue-centric processes for global enterprises engaged in both sell-side (customer facing) and buy-side (supplier facing) transactions.

Under the terms of the agreement, Selectica will pay $1.55 per share in cash for all outstanding shares of I-many common stock, for a total transaction value of approximately $70 million. The transaction has been unanimously approved by the boards of directors of both companies and is subject to customary closing conditions, including regulatory review and the approval of I-many's stockholders. Certain executive officers of I-many have entered into agreements to vote their I-many shares in favor of the transaction. The transaction is expected to close in the first calendar quarter of 2005.

With approximately 280 customers and $40 million in revenues in the trailing four quarters, I-many is recognized as the leading provider of software and related professional services that enable companies to manage critical aspects of their contract-based, business-to-business relationships. I-many's comprehensive solutions manage any type of commitment from contracts and obligations to payments and collections, maximizing revenue and delivering meaningful cost savings. I-many's customers span a broad cross-section of industries and include recognized leaders such as Eli Lilly, GlaxoSmithKline, Procter & Gamble, Frito-Lay, and Honeywell Aerospace.

Key benefits of this transaction are anticipated to include the following:

         - The most comprehensive solution for the enterprise compliance market, including configuration, price execution, quote management, contract management, contract compliance, regulatory compliance, revenue management, and prescriptive analytics.

         - A significant increase in size and scale for the combined company, with more than $70 million of revenue over the last twelve months.
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         -        The addition of a healthy, growing business that recorded a pro forma profit of more than $1 million for the nine months ended September 30, 2004. I-many's pro forma net income/(loss) per share differs from GAAP loss per share as it excludes impairment of goodwill and acquired intangible assets, amortization of acquired intangibles, depreciation expense, non-cash option and warrant charges, in process research and development and restructuring and other charges.

         - The combination of a larger revenue base and potential cost savings are projected to accelerate profitability and provide future earnings leverage. Opportunities to eliminate duplicate functions and expenses are projected to yield cost savings of at least $10 million in the first year of combined operations. The combined company is expected to be profitable for the first full year of operations, excluding transaction-related charges, restructuring costs, and amortization associated with acquired intangibles and other purchase accounting adjustments.

         - The acquisition is expected to be accretive to earnings per share in the first year of operation following the closing.

         - An installed base of more than of 350 industry leading customers in several vertical markets including Manufacturing, Life Sciences, Telecommunications, Consumer Packaged Goods, Food and Beverage, Retail and Financial Services.

         - The combination of the two experienced management teams: Vince Ostrosky of Selectica will serve as Chairman, President, and CEO of the combined company; A. Leigh Powell, I-many's Chairman and CEO, will move to a new role as President of the Life Sciences Division; Terry Nicholson, I-many's COO, will move to a similar role in the new organization; Stephen Bennion, Selectica's CFO, will become CFO of the combined company.

"This combination will extend our sales configuration and pricing solutions into an adjacent market where we see significant growth," said Vince Ostrosky, CEO of Selectica. "We've observed a rapidly growing need for businesses to achieve much tighter control of their revenue-centric business processes and to enforce contractual as well as regulatory compliance, including Sarbanes-Oxley. To solve this critical business challenge, a solution must combine a robust pricing engine - which is one of Selectica's key strengths - with the ability to effectively manage the contract lifecycle - which is I-many's specialty. We believe our combined expertise and rich suite of products will enable us to offer enterprises a cost-effective system of record for products, pricing and contracts allowing us to capitalize on significant revenue opportunities on both the buy-side as well as the sell-side of the enterprise. We also believe that I-many's strong presence in the Life Sciences market is very positive and we will continue to focus on this vital market segment with new products and services.

"We are also delighted with the strong match between the Selectica and I-many management teams, and we intend to continue pursuing both companies' existing businesses, as we see positive, long-term opportunities in the Opportunity-to-Order and the Contract Management markets," said Mr. Ostrosky.

I-many CEO and President Leigh Powell commented, "I-many's leading position in the Life Sciences industries, in combination with an expanded solution set, increased human capital, and a much stronger balance sheet, will significantly strengthen our capability to serve this important
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market. The combined company will preserve existing I-many sales, products, support, services and key management personnel as the starting point from which we expect to grow and succeed on an even larger scale. Selectica also has several key Life Science and Medical Device customers and together we intend to increase our product offerings for the Life Sciences markets with an expanded solution set. I am personally excited to be heading our efforts in Life Sciences and look forward to exceeding the standards we have set as a trusted business partner to our clients over the past decade."

Stephen Bennion, Selectica's CFO, added, "This merger is a great opportunity to bring Selectica and I-many together from the market, product, and people perspectives. We anticipate this combination will improve the financial metrics of both companies with a strong balance sheet and no long-term debt. We believe the incremental revenue opportunities presented by our entrance into the enterprise compliance arena, as well as opportunities to eliminate redundancies in our combined operations, will accelerate our path to profitability."

Laura Preslan, Research Director for AMR Research, Inc., a leading independent technology research firm, commented, "No out-of-the-box, cross-industry solutions exist today to help optimize contract terms, select the best terms and conditions, configure orders and contracts, execute orders against these contracts, measure contract compliance and help salespeople analyze contract profitability. As a result, a combined offering will be very compelling for sales and compliance managers to improve contract-oriented sales processes when the combined company delivers the integration of the two products."

Selectica was advised by Bear, Stearns & Co. Inc., and I-many was advised by First Albany Capital.

SELECTICA'S AND I-MANY'S CONFERENCE CALL AND WEBCAST

The executive management teams of Selectica and I-many will host a conference call at 10:00 A.M. EST today to discuss the merger. The dial-in numbers for the conference call are 866-800-8649 (domestic) and 617-614-2703 (international), passcode 57471488.

The conference call will also be webcast live with access from the Investor Relations sections of Selectica's and I-many's Web sites at www.selectica.com and www.imany.com. Once a transcript of the conference call is filed with the Securities and Exchange Commission, a replay of the webcast will also be available from the companies' respective Web sites. Participants are requested to go to the Web site at least 15 minutes prior to the call to register, download and install any required audio software.

ABOUT SELECTICA, INC.

Selectica, Inc. enables enterprises to reduce costs and enhance revenue from complex product and services offerings. Selectica solutions unify customers' business processes to correctly configure, price, and quote offerings across multiple distribution channels. As a result, Selectica's products are designed to improve profitability by reducing process costs, optimizing pricing, eliminating rework and concessions, and avoiding high-risk business.
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Selectica customers represent manufacturing and service leaders including: ABB,
Applied Bio Systems, Bell Canada, Cisco, Dell, General Electric, Fireman's Fund Insurance Company, Hitachi, Juniper Networks, Rockwell Automation and Tellabs. Selectica is headquartered in San Jose, CA. The company's Web site is www.selectica.com.

ABOUT I-MANY

I-many, Inc. delivers advanced business solutions for managing corporate commitments. I-many solution suites comprehensively manage any type of commitment from contracts and obligations to payments and collections, maximizing revenue and delivering hard cost savings. For more information, visit the company at www.imany.com.

FORWARD LOOKING STATEMENTS

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding the benefits of the acquisition, including future financial, operating and product results; statements regarding Selectica's and I-many's and their respective customers' expectations, beliefs, hopes, intentions or strategies regarding the future; and statements regarding anticipated cost savings, earnings per share results, performance improvements or increases in sales attributable to Selectica's products or I-many's products. All forward-looking statements included in this document are based upon information available to Selectica and I-many as of the date hereof, and Selectica and I-many assume no obligation to update any such forward-looking statement. Selectica and I-many caution you that any forward looking information is not a guarantee of future performance. Actual results could differ materially from current expectations. Factors that could cause or contribute to such differences include, but are not limited to, the risks surrounding the closing of the transaction, including failure of I-many's stockholders to approve the merger; risks surrounding the integration and operations of I-many's and Selectica's businesses following the closing of the acquisition; the risk that any cost savings or revenue synergies from the transaction may not be fully realized or may take longer to realize than expected; operational disruption from the merger; general economic and market conditions; and the factors and risks discussed in Selectica's Annual Report on Form 10-K for the fiscal year ended March 31, 2004 and in I-many's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and in other reports filed by Selectica and I-many with the Securities and Exchange Commission.

Selectica is a trademark of Selectica, Inc. I-many is a trademark of I-many, Inc. All other product and company names may be trademarks of the companies with which they are associated.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed acquisition, Selectica and I-many intend to file relevant materials with the SEC, including I-many's proxy statement on Schedule 14A. INVESTORS AND SECURITY HOLDERS OF I-MANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING I-MANY'S PROXY STATEMENT,
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ONCE IT IS FILED, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE
PROPOSED TRANSACTION. Investors and security holders will be able to obtain the proxy statement and other relevant documents free of charge at the SEC's website, http://www.sec.gov, and I-many stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from I-many. Such documents are not currently available.

PARTICIPANTS IN SOLICITATION

Selectica and its directors and executive officers, and I-many and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of I-many common stock in respect of the proposed transaction. Information about the directors and executive officers of Selectica is set forth in its proxy statement filed with the SEC on July 29, 2004. Information about Vincent G. Ostrosky, Selectica's President, Chief Executive Officer and Chairman of the Board of Directors, is set forth in Selectica's Form 8-K filed with the SEC on October 21, 2004. Information about the directors and executive officers of I-many is set forth in its proxy statement filed with the SEC on April 28, 2004. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement regarding the merger when it becomes available.

CONTACT INFORMATION:

Press Inquiries
Erin Flanigan
Horn Group for Selectica
415-905-4005
eflanigan@horngroup.com

Investor Inquiries
Robert Dougherty
Selectica
408-570-9700
ir@Selectica.com

Kevin Harris
I-many, Inc.
732-516-2690
kharris@imany.com